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                              November 25, 2000 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.33
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 10,332,964   8.290529%    $   71,388    $   71,388   $  238,301       10,094,663
  R                100             0   8.290529%             0             0            0                0
  B-1        5,257,000     1,765,363   8.290528%        12,196        12,196       16,632        1,748,730
  B-2       13,142,815     4,413,512   8.290529%        30,492        30,492       41,582        4,371,931

          $350,471,515    16,511,839                $  114,077    $  114,077   $  296,515     $ 16,215,324




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